With respect to Items 77C, 77I and 77K, we hereby incorporate by reference the proxy filed on Form Type DEF 14A, file # 811-01539 (The Travelers Growth & Income Stock Account for Variable Annuities- CIK# 0000099444) as filed via EDGAR on March 9, 1999.
 (Refer to Accession number 0000950123-99-001974)